As filed with the Securities and Exchange Commission on October 20, 1995
                                               Registration No. 33-
                                                                  -------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                             ASSOCIATED BANC-CORP
            (Exact name of registrant as specified in its charter)
      Wisconsin                                               39-1098068
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)
                            112 North Adams Street
                                P.O. Box 13307
                           Green Bay, WI  54307-3307
                                (414)433-3166
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Brian R. Bodager, Esq.
                   General Counsel and Corporate Secretary
                            112 North Adams Street
                                P. O. Box 13307
                           Green Bay, WI  54307-3307
                                 (414)433-3166
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public: November 15, 1995 (first dividend payment date after effective date).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X
                                                                            ---
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
                        CALCULATION OF REGISTRATION FEE
===============================================================================
   Title of each   Amount to be  Proposed maximum  Proposed maximum  Amount of
class of securities registered    offering price      aggregate    registration
 to be registered                   per unit (1)   offering price(1)    fee
-------------------------------------------------------------------------------
Common Stock.......  200,000     $     36.875       $7,375,000.00   $2,543.00
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high ($37.25) and low ($36.50) prices of the Registrant's common stock as reported on the NASDAQ Stock Market on October 13, 1995.

PROSPECTUS

                             Associated Banc-Corp
                             --------------------

                     AUTOMATIC DIVIDEND REINVESTMENT PLAN

                        200,000 SHARES OF COMMON STOCK
                          ($0.01 par value per share)

                     -------------------------------------

     The Board of Directors of Associated Banc-Corp (the "Company") has approved the registration of additional shares of Common Stock for the existing Associated Banc-Corp Automatic Dividend Reinvestment Plan (the "Plan"). The Plan provides a method for holders of shares of Common Stock of the Company to conveniently reinvest the dividends payable to them in additional Shares and to invest in additional shares of Common Stock by making optional cash contributions as described herein. See "Description of Plan-Operation of the Plan" for a discussion of the price at which Shares will be issued pursuant to the Plan.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROSPECTUS. INFORMATION OR REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE HEREIN, IF GIVEN OR MADE, MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE IN SUCH JURISDICTION.

     NEITHER DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE THROUGH ITS USE, SHALL UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES HAVE BEEN UNCHANGED SINCE THE DATE HEREOF. SEE "DOCUMENTS INCORPORATED BY REFERENCE."


     The date of this Prospectus is October 20, 1995.












                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission").

     The Company has filed with the Commission a Registration Statement
(Registration Statement Number 33-          ) under the Securities Act of 1933,
as amended, with respect to the Shares described in this Prospectus. This Prospectus, which constitutes part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits relating thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements made in this Prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of such agreement or document filed or incorporated by reference as an exhibit to the Registration Statement. Reports, proxy statements, and other information filed by the Company can be inspected and copied (at prescribed rates) at the Public Reference Room maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1400, 75 Park Place, New York, New York 10007. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below have been filed with the Commission pursuant to the Exchange Act and are hereby incorporated by reference and made a part of this Prospectus:

     1. The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994, and quarterly report on Form 10-Q for the quarter ended June 30, 1995.

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in 1. above.

     3. The description of Common Stock of the Company which is contained in the registration statement of the Company filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into the Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein, contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, any or all of the documents or information which may have been or may be incorporated by reference herein and not delivered with this Prospectus, other than exhibits to the documents or information that is incorporated herein, unless such exhibits are specifically incorporated by reference into the document or information that is incorporated herein by reference. Requests for such copies should be directed to Mary K. Magyar, Vice President - Corporate Communications, Associated Banc-Corp, P. O. Box 2072, Milwaukee, Wisconsin 53201-2072, telephone (800)236-ASBC.

                              ASSOCIATED BANC-CORP

     Associated Banc-Corp (the "Company") is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company owns all of the outstanding capital stock of eight banks and twenty-three non-bank financial services subsidiaries located in Wisconsin, Illinois, Arizona, and Nevada. Through its subsidiaries, the Company is engaged in providing personal and commercial banking, trust, and other financial services to individuals, businesses, and governmental entities. At December 31, 1994, the Company and its consolidated subsidiaries had total assets of approximately $3.28 billion. Based on its total assets at December 31, 1994, the Company was the fourth largest bank holding company in Wisconsin.

     The principal executive offices of the Company are located at 112 North Adams Street, P. O. Box 13307, Green Bay, Wisconsin 54307-3307, telephone number (414)433-3166.

                            DESCRIPTION OF THE PLAN

     The following sets forth a summary of the Plan. The Plan provides shareholders with a convenient means of automatically re-investing dividends paid on the Company's Common Stock and making additional investments without incurring brokerage commissions, service charges, or other fees.

     The Plan will continue in existence until terminated by the Company. The Plan is administered by Harris Trust and Savings Bank, Chicago, Illinois (the "Administrator") as agent for the participants. The Company may, without the prior consent of the participants, appoint a different Administrator at any time.

     THE CREATION AND MAINTENANCE OF THE PLAN BY THE COMPANY DOES NOT REPRESENT A CHANGE IN THE DIVIDEND POLICY OF THE COMPANY OR A GUARANTEE OF THE PAYMENT OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON THE EARNINGS AND FINANCIAL CONDITION OF THE COMPANY AND OTHER FACTORS.

Summary of the Plan

     Shareholders may participate in the Plan by directing the Company to transmit to the Administrator dividends payable to them. Participants may contribute cash to the Plan in an amount of not less than $100 and not more than $5,000 per quarter. Cash contributions shall be made to the Administrator by the last business day of the month preceding the dividend payment date. Dividends are currently paid on the 15th day of February, May, August, and November. If the 15th day of such month does not occur on a business day, the dividends are paid on the immediately following business date. Dividend payment dates may be changed by the Company from time to time. The Administrator will apply all dividends and cash, if any, contributed to the Plan to the purchase of the Company's Common Stock par value $.01 per share ("Shares"). The Company may, at its option, issue all or any portion of the Shares required by the Plan or may direct the Administrator to acquire all or any portion of such Shares through open market purchases. The Company shall not, however, be obligated to issue Shares. Shares issued by the Company will be issued at the lower of the last closing price as reported on the Nasdaq Stock Market on the dividend payment date or the average closing price of the Shares for the five (5) trading days immediately preceding the date the Company advises the Administrator of its intention to issue Shares. Shares purchased in the market will be at the then prevailing market prices and in negotiated trades at the most favorable price that may be negotiated.

     Shares acquired for the Plan will be registered in the name of the Administrator or its nominee and will be credited to the accounts of the participants at the average price per Share paid for that dividend investment period. Participants may vote their Shares, will receive dividends, and will receive all other rights accorded to shareholders.


Who May Participate

     All common shareholders of record are eligible to participate in the Plan. Shares held in nominee or street name are not held of record by their actual beneficial owners and, therefore, are not eligible to participate in the Plan. Shareholders desiring to participate should request shares to be re-registered in their name.

How to Participate

     A shareholder may only participate in the Plan by completing and signing an Authorization Card, or facsimile thereof, and sending it to the Administrator. Such authorization will be effective as of the first dividend payment date after receipt by the Administrator of the Authorization Card, provided that it is received on or before the record date for that dividend. All authorizations currently on file are deemed to remain in effect.

     Shareholders may terminate their participation by executing and delivering written notice to sell the Shares or to cause a certificate for Shares to be issued to the Administrator or the Company. Terminations will be effective as of the first dividend payment date occurring more than five days after receipt of such written notice and all subsequent dividends paid to the participant will be paid in cash. Additional cash contributions will not be accepted subsequent to termination of participation.

     Shareholders residing in any jurisdiction in which the Shares are not registered or not exempt from registration may be denied participation in the Plan or, if enrolled, may be denied continued participation in the Plan.

Operation of the Plan

     Each shareholder may direct that dividends payable with respect to all or any portion of the Shares held of record be transmitted to the Administrator for application pursuant to the Plan. Dividends payable with respect to Shares held by the Administrator pursuant to the Plan will also be automatically transmitted to the Administrator for investment without further notice.

     Amounts received by the Administrator will be held in a non-interest-bearing, segregated account by the Administrator pending application of funds for the purchase of Shares. The Administrator will apply all funds for the acquisition of Shares within thirty (30) days after receipt thereof, except where postponement is deemed necessary to comply with applicable provisions of the federal securities laws. Cash contributions made to the Administrator prior to the last business day of the month preceding the dividend payment date will be applied to the acquisition of Shares on the dividend payment date or within thirty (30) days thereafter, except as stated above. A participant may withdraw the entire optional cash investment if the Administrator receives written request for a refund more than 48 hours before the funds are to be invested. The account of each participant will be credited with the number of Shares acquired pursuant to the Plan, computed to four decimal places. Shares of Common Stock distributed by the Company as a result of a stock dividend or stock split will be credited to a participant's account.

     The Administrator may acquire Shares in the market, in privately negotiated transactions, or from the Company. Shares will be purchased in the market or in negotiated transactions at such price as the Administrator may determine. If the Company elects to issue Shares to the Administrator, such Shares will be issued at the lower of the last closing price of the Shares on the dividend payment date or the average of the closing price for the Shares as reported on the Nasdaq Stock Market for the five (5) trading days immediately preceding the date the Company advises the Administrator of its intention to issue shares.

Fees and Charges

     All brokerage commissions, service charges, and other costs associated with the administration of the Plan will be paid by the Company.

Reports and Proxy Materials

     The Administrator will send a statement of account to participants after applying all funds received for the dividend investment period. The statement of account will reflect all transactions and activity for the account from the date of the preceding statement. Participants will receive communications from the Company which are sent to all other holders of Shares, including proxy solicitation material, covering shares held by the Administrator and Internal Revenue Service information for reporting dividends paid. All such statements and communications will be received by the Administrator as the registered owner and sent to the address of the participant as reflected in the records of the Administrator.

     All Shares credited to a participant's Plan account will be voted as directed by the participant. A proxy card will be sent to each participant in connection with any annual or special meeting of Shareholders. The proxy will apply to all whole shares registered in the participant's name, and to all whole and fractional shares credited to the participant's account under the Plan.

     As in the case of non-participating shareholders, if no instructions are indicated on a properly signed and returned proxy card, all of the participant's whole shares will be voted in accordance with the recommendation of the Company's board of directors. If the proxy card is not returned, or is returned unsigned, the participant's shares will not be voted unless a properly signed proxy card is thereafter returned to the Company or if the participant or a duly authorized person votes in person at the meeting.

Share Safekeeping Service

     In addition to retaining the Shares purchased under the Plan, the Administrator provides a safekeeping service under which any certificated Shares of Associated sent by a participant to the Administrator for safekeeping are held for the participant in a custodial account until certificates are requested. This safekeeping service is available for certificated Shares which a participant currently owns and for any certificated Shares which a participant subsequently acquires. Shareholders must be participants to use the safekeeping service, and the service is only available for Shares which are participating in the Plan.

     If a participant would like the Administrator to hold Shares which he or she currently holds or subsequently acquires, the participant should send the certificates unendorsed via registered mail, return receipt requested, and properly insured, to the Administrator along with written instructions for depositing the shares in your Plan account. There is no charge for the safekeeping service.

     A participant may at any time withdraw all or a portion of the Shares credited to his or her account under the Plan and receive certificates representing such Shares by notifying the Administrator in writing that he or she wishes to withdraw Shares and specifying the number of whole Shares to be received. Certificates for whole Shares which are withdrawn will be registered in the name of and issued to the participant at no charge to the participant. In no case will certificates representing fractional shares be issued.

     In the case of a termination of the account, any fractional Shares remaining in a Participant s account will be paid out in cash in an amount equal to the current market price of the Common Stock, as determined by the Administrator, multiplied by such fraction. Certificates for the whole Shares, together with the cash payment for fractional shares, will be mailed directly to the participant.

     A participant may sell any Shares held in the Plan or held by the Administrator for safekeeping by notifying the Administrator in writing. Shares enrolled in the Plan but held by the participant in certificated form may also be sold through the Administrator after depositing these shares with the Administrator. Any brokerage commission or service charge, any amount required to be withheld for income tax purposes, and any applicable transfer taxes incurred in connection with the sale of Shares by the Administrator will be deducted from the proceeds of such sale. Sales will generally be made within three business days following receipt of the written request to sell. Proceeds will be sent to the participant as soon as is practicable following the sale of the Shares.

Marketability of Shares

     All shares issued in connection with the Plan will be registered under the Securities Act of 1933, as amended (the "Securities Act"). Individuals who may be deemed to be "affiliated" or "control" persons of the Company may be subject to volume restrictions on periodic resale of Shares imposed by Rule 144 under the Securities Act.

     Shares credited to a participant's account may not be pledged or assigned, unless such Shares are withdrawn from the Plan.

Administration of the Plan

     Communications regarding the Plan may be directed to Associated Banc-Corp, Dividend Reinvestment Plan Administrator, Harris Trust and Savings Bank, P. O. Box A3309, Chicago, Illinois 60690, (312)461-5538 and Associated Banc-Corp, Investor Relations Department, P. O. Box 2072, Milwaukee, Wisconsin 53201-2072,
(800)236-ASBC.

     The Company may modify, amend, suspend, or terminate the Plan, or any shareholder's interest therein, at any time, including the period between a dividend record date and the related dividend payment date, upon the giving of ninety (90) days prior written notice to each affected participant and, in the case of the modification, amendment, suspension, or termination of the Plan, thirty (30) days prior written notice to each non-participating shareholder.

     If the Plan is amended or restated, a current participant will automatically be enrolled unless the participant gives written notice to the contrary. The Company also reserves the right to terminate any shareholder's participation in the Plan at any time. Any question of interpretation arising under the Plan will be determined solely by the Company.

     Neither the Company nor the Administrator will be liable for any act or omission to act done in good faith including, but not limited to: (a) any claim of liability arising out of the failure to terminate a shareholder's participation upon the shareholder's death; (b) the prices at which shares are purchased for the shareholder's Plan account; (c) the times when purchases are made; or (d) fluctuations in the market value of the Company's Common Stock.

                   TAXATION OF SHARES PURCHASED OR SOLD UNDER THE PLAN

     A participant will be treated as receiving, on each dividend payment date, a dividend in an amount equal to the amount of cash which would otherwise have been payable to the participant. A participant's tax basis in the Shares will be generally the gross amount paid for the Shares, which amount will be allocated among the Shares purchased at any one time, based upon the average purchase price of such Shares acquired. Dividends received by a corporation will be eligible for the dividends received deduction.

     A participant will not incur a tax, other than as described above, on the receipt of whole shares credited to a participant's Plan account, either upon the participant's request for certain of those shares or upon withdrawal from or termination of the Plan. A participant who receives a cash payment for a fractional share credited to the participant's account will, however, realize a gain or loss for income tax purposes on the "deemed sale" of the fractional shares. A participant will also realize a gain or loss upon the sale or exchange of shares. The amount of gain or loss will be equal to the difference between the amount which the shareholder receives for each whole or fractional share and the shareholder's tax basis for the whole or fractional share. Any gain or loss will be a capital gain or loss if the shares sold were held as capital assets. Under the Internal Revenue Code of 1986, as amended, (the "Code"), capital gain or loss will be long term if the participant held the shares sold for more than one year, and otherwise, will be short term. A participant's holding period for Shares will begin on the day after the date of purchase.

     The Administrator will report to participants, and to the Internal Revenue Service if required, the amount of dividend income received by participants on a calendar year basis. If a participant, including a foreign shareholder, is subject to federal income tax withholding on dividend income, the amount of tax to be withheld will be deducted from the dividend before reinvestment in additional shares for the participant's Plan account will be made.

     The Administrator will also send each participant a statement after the close of each calendar year which will show total dividends paid, cash contributions made, the tax basis of shares acquired, and the market price of shares sold under the Plan for that calendar year. A participant should retain the statements for tax reporting purposes.

     The Plan has not been qualified under Section 401 of the Code or the Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

     The above discussion is merely a summary of the federal income tax consequences of participating in the Plan. Each shareholder who contemplates becoming a participant in the Plan should consult his or her own tax advisor regarding the tax consequences of participation in the Plan.

                                  MARKET RISK

     A participant's investment in shares held in the Plan is no different than a direct investment in shares of the Company. A participant will continue to bear the risks and rewards from changes in the marketplace.

     Neither the Company nor the Administrator can guarantee that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

                                USE OF PROCEEDS

     The Company has no basis for estimating either the number of Shares that ultimately will be issued by the Company or the aggregate amount that the Company will receive for such issued Shares. The proceeds to the Company from the issuance of Shares by the Company, if any, will be applied to general corporate purposes.

                                INDEMNIFICATION

     Pursuant to the provisions of the Wisconsin Business Corporation Law, the Company has adopted provisions in its Bylaws which provide for the indemnification of all persons who are officers, directors, employees, or agents of the Company or any of its wholly-owned subsidiaries and any person who serves as an officer or director of another corporation or in a substantially similar position with any other entity at the request of the Company against liabilities incurred in connection with their service to the Company or such other entities. Such persons are indemnified for any judgments or other amounts for which they are found liable and fees and expenses to the extent that such individual has been successful on the merits or otherwise in the defense of any such matter. Indemnification of such persons from liability for violations of the Securities Act is not excluded from such provisions; therefore, such persons may be entitled to indemnity from the Company in the event that they are found liable for violations of the Securities Act. The Company also maintains an insurance policy covering its directors and officers against certain civil liabilities, including liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 LEGAL MATTERS

     The legality of Shares to be issued in connection with the Plan and certain other legal matters will be passed upon for the Company by Saitlin, Patzik, Frank & Samotny Ltd., 150 South Wacker Drive, Suite 900, Chicago, Illinois 60606.

                                    EXPERTS

     The consolidated financial statements of the Company and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1994, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                    [LOGO]

                             Associated Banc-Corp
                             --------------------

                              Corporate Offices
                               P.O. Box 13307
                          Green Bay, WI  54307-3307
                             Phone (414)433-3166

                           Corporate Communications
                               P.O. Box 2072
                           Milwaukee, WI  53201-2072
                    Phone (800)236-ASBC or (414)283-2218



















































               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

     The expenses of issuance and distribution of the securities registered hereby are estimated to be as follows:

     Expense                                                             Amount
     -------                                                             ------
     Securities and Exchange Commission Registration Fee             $2,543.00
     Printing and Engraving Expenses                                  1,000.00*
     Blue Sky Fees and Expenses (including counsel fees)                500.00*
     Legal Fees and Expenses                                          2,000.00*
     Accounting Fees and Expenses                                     1,000.00*
     Listing Fees and Expenses                                            0.00
     Miscellaneous                                                      500.00*
                                                                      --------
     Total                                                           $7,543.00*
                                                                     =========
_______________________
*Estimated

Item 15.    Indemnification of Directors and Officers.

     The Registrant is incorporated under the Wisconsin Business Corporation Law (the "WBCL"). Under Section 180.0851 of the WBCL the Registrant shall indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the Registrant. In all other cases, the Registrant shall indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of the Registrant, unless liability was incurred because he or she breached or failed to perform a duty owed to the Registrant and such breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section
180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement, or a resolution of the Board of Directors or adopted by a majority vote of the Registrant s shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses, and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule, or regulation regulating the offer, sale, or purchase of securities.

     The Registrant's Articles of Incorporation contain no provisions in relation to the indemnification of directors and officers of the Registrant.

     Article XI of the Registrant's Bylaws ("Article XI") authorizes indemnification of officers and directors of the Registrant consistent with the description of the indemnification provisions in Section 180.0851 of the WBCL as described above. Article XI provides that the Registrant shall indemnify a director, officer, employee, or agent of the Registrant to the extent such individual has been successful on the merits or otherwise in the defense of any threatened, pending, or completed civil, criminal, administrative, or investigative action, suit, arbitration, or other proceeding, whether formal or informal (including, but not limited, to any act or failure to act alleged or determined (i) to have been negligent; (ii) to have violated the Employee Retirement Income Security Act of 1974; or (iii) to have violated Sections 180.0832, 180.0833, and 180.1202 of the WBCL or any successor thereto, regarding loans to directors, unlawful distributions, and distributions of assets) which involves foreign, federal, state, or local law and which is brought by or in the right of the Registrant or by any other person or entity, to which the director, officer, employee, or agent was a party because he or she is a director, officer, employee, or agent. In all other cases, the Registrant shall indemnify a director, officer, employee, or agent of the Registrant against liability and expenses incurred by such person in a proceeding unless it shall have been proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Registrant under the circumstances described above as set forth in Section 180.0851 of the WBCL.
Article XI defines a director, officer, employee, or agent as (i) a natural person who is or was a director, officer, employee, or agent of the Registrant,
(ii) a natural person who, while a director, officer, employee, or agent of the Registrant, is or was serving either pursuant to the Registrant's specific request or as a result of the nature of such person's duties to the Registrant as a director, officer, partner, trustee, member of any governing or decision making committee, employee, or agent of another corporation or foreign corporation, partnership, joint venture, trust, or other enterprise; and (iii) a person who while a director, officer, employee, or agent of the Registrant is or was serving an employee benefit plan because his or her duties to the Registrant also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan. Unless the context requires otherwise, Article XI indemnification extends to the estate or personal representative of a director, officer, employee, or agent.

     All officers, directors, employees, and agents of controlled subsidiaries of the Registrant shall be deemed for purposes of Article XI to be serving as such officers, directors, employees, and agents at the request of the Registrant. The right to indemnification granted to such officers, directors, employees, and agents by Article XI is not subject to any limitation or restriction imposed by any provision of the Articles of Incorporation or Bylaws of a controlled subsidiary. For purposes of Article XI, a "controlled subsidiary" means any corporation at least 80% of the outstanding voting stock of which is owned by the Registrant or another controlled subsidiary of the Registrant.

     Upon written request by a director, officer, employee, or agent who is a party to a proceeding, the Registrant shall pay or reimburse his or her reasonable expenses as incurred if the director, officer, employee, or agent provides the Registrant with: (i) a written affirmation of his or her good faith belief that he or she is entitled to indemnification under Article XI; and (ii) a written undertaking to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under
Article XI is prohibited. The Registrant shall have the power to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent against any liability asserted against or incurred by the individual in any such capacity arising out of his or her status as such, regardless of whether the Registrant is required or authorized to indemnify or allow expenses to the individual under Article XI.

     The right of indemnification under Article XI may be amended only by an affirmative vote of a majority of the shares present or represented at an annual or special shareholders meeting at which a quorum is present. Any reduction in the right to indemnification provided by Article XI would only be prospective from the date of the vote.

Item 16.    Exhibits.

     Exhibit No.          Exhibit
     -----------          -------
          5               Opinion of Saitlin, Patzik, Frank & Samotny Ltd.
         23               Consent of KPMG Peat Marwick LLP
         24               Powers of Attorney

Item 17.    Undertakings.

(a)  The undersigned Registrant hereby undertakes;

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







































                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on October 20, 1995.

                                          ASSOCIATED BANC-CORP


                                          By: /s/ Harry B. Conlon
                                             ----------------------------
                                          Name:   Harry B. Conlon
                                          Title:  Chairman, President, and
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                     Title                      Date
         ---------                     -----                      ----

/s/ Harry B. Conlon            Chairman, President,         October 20, 1995
--------------------------    Chief Executive Officer
    Harry B. Conlon                and a Director

    Robert Feitler       *           Director                October 20, 1995
--------------------------
    Robert Feitler

    Robert C. Gallagher  *   Executive Vice President        October 20, 1995
--------------------------        and a Director
    Robert C. Gallagher

    Ronald R. Harder     *           Director                October 20, 1995
--------------------------
    Ronald R. Harder

    John S. Holbrook, Jr.*           Director                October 20, 1995
--------------------------
    John S. Holbrook, Jr.

    William R. Hutchinson *          Director                October 20, 1995
---------------------------
    William R. Hutchinson

    James F. Janz         *          Director                October 20, 1995
---------------------------
    James F. Janz

    William J. Lawson     *          Director                October 20, 1995
---------------------------
    William J. Lawson

    John C. Meng          *          Director                October 20, 1995
---------------------------
    John C. Meng

    J. Douglas Quick      *          Director                October 20, 1995
---------------------------
    J. Douglas Quick
                               Senior Vice President,
/s/ Joseph B. Selner        Chief Financial Officer and      October 20, 1995
---------------------------   Chief Accounting Officer
    Joseph B. Selner

    *Brian R. Bodager hereby signs this Registration Statement on October 20, 1995, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herewith.

                                          /s/ Brian R. Bodager
                                          -------------------------------
                                              Brian R. Bodager





































                               INDEX TO EXHIBITS



Exhibit
Number                 Description of Document
-------                -----------------------

   5                   Opinion of Saitlin, Patzik, Frank & Samotny Ltd.

  23                   Consent of KPMG Peat Marwick LLP

  24                   Powers of Attorney







































                                   EXHIBIT 5

               OPINION OF SAITLIN, PATZIK, FRANK & SAMOTNY LTD.



















































                    SAITLIN, PATZIK, FRANK & SAMOTNY LTD.
                           150 South Wacker Drive
                                  Suite 900
                           Chicago, Illinois 60606
                                (312) 551-8300

                               October 19, 1995


The Board of Directors of
 Associated Banc-Corp
112 North Adams Street
Green Bay, Wisconsin  54307


     Re:  Associated Banc-Corp:  Registration Statement on Form S-3

Gentlemen:

     We have acted as legal counsel to Associated Banc-Corp, a Wisconsin corporation (the "Registrant"), in connection with the preparation of the Registration Statement filed on or about October 20, 1995 on Form S-3 with exhibits with the Securities and Exchange Commission (the "Registration Statement"), relating to the registration of 200,000 shares of the Registrant's common stock $0.01 par value ("Common Stock"). The Registration Statement relates to additional shares for the Automatic Dividend Reinvestment Plan (the "Plan"). We have reviewed such records, documents, and matters of law as we have deemed necessary to render this opinion. We have also participated in conversations with officers of the Registrant during which facts material to the opinions expressed herein were discussed. We have assumed such factual matters to be true and correct.

     In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the capacity of each party executing a document to so execute such document. We have also relied upon representations from the Registrant that (i) the total number of shares of Common Stock issued by the Registrant to the Plan will not be in excess of the number of shares of Common Stock currently reserved for issuance by the Registrant's Board of Directors to be issued to the Plan, unless subsequently increased as authorized by the Registrant's Board of Directors out of authorized but unissued shares of the Common Stock, and (ii) that upon issuance of such shares, that such shares when combined with the then existing number of outstanding shares of Common Stock will not exceed the then authorized number of shares of Common Stock.

     An opinion of counsel is predicated upon all of the facts and conditions as set forth therein and is based upon counsel's analysis of the statutes, regulatory interpretations, and case law in effect as of the date of this opinion. It is neither a guarantee of the current status of the law nor should it be accepted as a guarantee that a court of law or an administrative agency will concur in the opinion.

     Based upon the foregoing and assuming the accuracy of the statements regarding the Registrant and the conduct of its business all as set forth in its Registration Statement, it is our opinion that the Common Stock, when issued as provided under applicable Wisconsin law, the Registration Statement, and the Registrant's Articles of Incorporation, will be validly issued, fully paid, and non-assessable except as such shares may be subject to Section 180.0622(2)(b) of Wisconsin Business Corporation Law.

     We do not find it necessary for the purpose of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Common Stock.

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.

     We are licensed to practice only in Illinois and no opinion is expressed by us herein as to laws of other jurisdictions. This opinion is limited to the matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the others expressly so stated.

     We hereby consent to the references to this firm and the inclusion of the legality opinion as an exhibit to the Registration Statement.

                                      Very truly yours,

                                      /s/ Saitlin, Patzik, Frank & Samotny Ltd.

                                      SAITLIN, PATZIK, FRANK & SAMOTNY LTD.


SPFS:tsf























                                  EXHIBIT 23


                        CONSENT OF KPMG PEAT MARWICK LLP


























































KPMG Peat Marwick LLP
Peat Marwick Plaza
303 East Wacker Drive
Chicago, IL  60601-9973



                  Consent of Independent Public Accountants

The Board of Directors
Associated Banc-Corp:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading Experts in the prospectus.

                                                /s/ KPMG Peat Marwick LLP


Chicago, Illinois
October 17, 1995



























                                  EXHIBIT 24



                              POWERS OF ATTORNEY

















































                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 11th day of September, 1995.



                                          /s/ Robert Feitler
                                          -----------------------------
                                              Robert Feitler
                                              Director



















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 8th day of September, 1995.



                                          /s/ Robert C. Gallagher
                                          -----------------------------
                                              Robert C. Gallagher
                                              Director




















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 16th day of September, 1995.



                                          /s/ Ronald R. Harder
                                          -----------------------------
                                              Ronald R. Harder
                                              Director



















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of September, 1995.



                                          /s/ John S. Holbrook, Jr.
                                          -----------------------------
                                              John S. Holbrook, Jr.
                                              Director




















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 14th day of September, 1995.



                                          /s/ William R. Hutchinson
                                          -----------------------------
                                              William R. Hutchinson
                                              Director




















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 11th day of September, 1995.



                                          /s/ James F. Janz
                                          -----------------------------
                                              James F. Janz
                                              Director




















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 11th day of September, 1995.



                                          /s/ William J. Lawson
                                          -----------------------------
                                              William J. Lawson
                                              Director



















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of September, 1995.



                                          /s/ John C. Meng
                                          -----------------------------
                                              John C. Meng
                                              Director



















                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Associated Banc-Corp, a Wisconsin corporation (the "Corporation"), which is planning to file with the Securities and Exchange Commission (the "SEC"), Washington, D.C., under the provisions of the Securities Act of 1933 (the "Act"), a Registration Statement, on Form S-3, for the registration under such Act of common stock of the Corporation issuable pursuant to the Corporation's Automatic Dividend Reinvestment Plan, hereby constitutes and appoints Harry B. Conlon and Brian R. Bodager, and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and each amendment (including post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and to file such Registration Statement and each amendment (including post-effective amendments) so signed, with all exhibits hereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including post-effective amendments), hereby granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person, and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 12th day of September, 1995.



                                          /s/ J. Douglas Quick
                                          -----------------------------
                                              J. Douglas Quick
                                              Director